UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2024

SEMTECH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-06395		95-2119684
(Commission File Number)		(IRS Employer Identification No.)

200 Flynn Road
Camarillo,	California	93012-8790
(Address of principal executive offices)		(Zip Code)
805-498-2111
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
    ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SMTC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors

On June 10, 2024, following the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Semtech Corporation (“Semtech” or the “Company”), Paul H. Pickle and Sylvia Summers Couder no longer serve as directors on the Board of Directors (the “Board”) of the Company.

As previously disclosed in a supplement to the definitive proxy statement (the “2024 Proxy Statement”) for the Annual Meeting, which supplement was filed with the Securities and Exchange Commission on June 10, 2024, on June 8, 2024 Sylvia Summers Couder withdrew her candidacy as a director nominee for election to the Board at the Annual Meeting. The withdrawal of Ms. Summers Couder’s candidacy was not due to any disagreement with the Company or the Board.

Amendment to the 2017 Long-Term Equity Incentive Plan

As disclosed in Item 5.07 below, at the Annual Meeting, the stockholders of the Company, upon the recommendation of the Board, approved an amendment and restatement (the “Plan Amendment”) of the Semtech Corporation 2017 Long-Term Equity Incentive Plan (the “2017 Plan”, and the 2017 Plan as amended and restated by the Plan Amendment, the “Amended and Restated 2017 Plan”). The Plan Amendment increased the aggregate number of shares of the Company’s common stock available for award grants under the 2017 Plan by 2,640,000 shares and became effective upon such stockholder approval.

The foregoing summary of the Plan Amendment is qualified in its entirety by reference to the text of the Amended and Restated 2017 Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Amendment to the Executive Change in Control Retention Plan

The term of the Semtech Corporation Executive Change in Control Retention Plan (the “Retention Plan”) was scheduled to expire by its terms in August 2024. On June 11, 2024, the Compensation Committee of the Board approved an amendment and restatement of the Retention Plan (the “Amended and Restated Retention Plan”) to extend the term of the plan through June 11, 2029.

The foregoing summary of the Retention Plan amendment is qualified in its entirety by reference to the text of the Amended and Restated Retention Plan, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 5.07     Submission of Matters to Vote of Stockholders.

At the Annual Meeting, which was held on June 10, 2024, stockholders (a) elected the ten nominees identified in the table below to the Board to serve until the Company’s 2025 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified; (b) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2025; (c) approved, on an advisory basis, the compensation paid to the Company’s named executive officers; and (d) approved the Amended and Restated 2017 Plan. Set forth below are the final voting tallies for the Annual Meeting.

The total number of shares present in person or by proxy was 56,411,234 shares or 87% of the total shares issued and outstanding as of the record date for the Annual Meeting, thereby constituting a quorum for the purpose of the Annual Meeting. Abstentions and broker non-votes were counted for purposes of determining whether a quorum was present.

The following is a tabulation of the votes with respect to each of the proposals:

Proposal Number 1
Election of Directors

Name	Votes For	Votes Withheld	Broker Non-Votes
Martin S.J. Burvill	49,452,060	2,261,161	4,698,013
Rodolpho C. Cardenuto	49,680,291	2,032,930	4,698,013
Gregory M. Fischer	50,692,289	1,020,932	4,698,013
Saar Gillai	48,919,532	2,793,689	4,698,013
Rockell N. Hankin	49,524,014	2,189,207	4,698,013
Hong Q. Hou	51,212,307	500,914	4,698,013
Ye Jane Li	49,151,680	2,561,541	4,698,013
Paula LuPriore	49,810,296	1,902,925	4,698,013
Julie G. Ruehl	51,219,191	494,030	4,698,013
Paul V. Walsh, Jr.	50,689,866	1,023,355	4,698,013

Proposal Number 2
Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
55,325,487	908,226	177,521	0

Proposal Number 3
Advisory (Non-Binding) Vote on Executive Compensation

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
50,074,274	1,378,270	260,676	4,698,013

Proposal Number 4
Amendment and Restatement of the Semtech Corporation 2017 Long-Term Equity Incentive Plan

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
50,355,085	1,096,153	261,982	4,698,013

Item 9.01     Financial Statements and Exhibits.

        (d) Exhibits

Exhibit 10.1    Amended and Restated Semtech Corporation 2017 Long-Term Equity Incentive Plan

Exhibit 10.2    Semtech Corporation Executive Change in Control Retention Plan (As Amended and Restated June 11, 2024)

Exhibit 104    Cover Page Interactive Data File (embedded within the inline XBRL Document)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMTECH CORPORATION

Date:	June 13, 2024	/s/ Mark Lin
		Name:	Mark Lin
		Title:	Chief Financial Officer